EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
The Hershey Company:

We We consent to the incorporation by reference in the registration statements (File No. 333-225303, File No. 333-174123, File No. 333-143764, File No. 333-107706, File No. 333-72112, File No. 333-72100, File No. 333-52509, File No. 333-25853) on Forms S-3 and S-8 of The Hershey Company of our report dated February 21, 2017, except for the classification adjustments to the Consolidated Statements of Cash Flows related to the adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, described in Note 1, as to which the date is February 27, 2018 and the classification adjustments related to the adoption of Accounting Standards Update 2017-07, Compensation-Retirement Benefits (Topic 715), described in Note 1 as to which the date is May 25, 2018, with respect to the related consolidated statements of income, comprehensive income, cash flows and stockholders’ equity of The Hershey Company and subsidiaries for the year ended December 31, 2016, and the related notes and financial statement schedule, which report appears in the December 31, 2018 annual report on Form 10-K of The Hershey Company.

/s/ KPMG LLP

New York, New York
February 22, 2019